UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Commercial National Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
ON MAY 15, 2007

To The Shareholders:

Notice hereby is given that the Annual Meeting of Shareholders of Commercial National Financial Corporation will be held at its office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, May 15, 2007, at 10:00 a.m. for the following purposes:

•	election as directors of the five persons set forth in the Proxy Statement, each in a class of directors as set forth in the Proxy Statement;

•	ratification of the appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

•	transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

Only those shareholders of record as of the close of business on April 6, 2007 shall be entitled to notice of and to vote at the meeting.

Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided, whether or not you plan to attend the meeting. If you attend the meeting you may then withdraw your proxy and vote in person.

Your prompt response will be appreciated.

By order of the Board of Directors,

Wendy S. Schmucker
Secretary

PROXY STATEMENT
For The Annual Meeting Of Shareholders
To Be Held On May 15, 2007

GENERAL INFORMATION

The Annual Meeting

This Proxy Statement is provided for the solicitation of proxies by the Board of Directors of Commercial National Financial Corporation (the “Corporation”), a Pennsylvania business corporation, for use at the Annual Meeting of Shareholders on May 15, 2007 at 10:00 AM (the “Annual Meeting”) to be held at 900 Ligonier Street, Latrobe, Pennsylvania, 15650, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy, together with the Corporation’s Annual Report to Shareholders for 2006, are being mailed on April 9, 2007, or as soon as possible thereafter, to all shareholders entitled to vote at the Annual Meeting.

At the Annual Meeting, the shareholders will be asked to consider and take action on the proposals listed below:

•	election as directors of the five persons set forth in this Proxy Statement, each in a class of directors as set forth in the following pages;

•	ratification of the audit committee’s appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

•	any other business as may be properly brought before the meeting.

The Board of Directors of the Corporation recommends the election of the five nominees for Directors listed in this Proxy Statement.

The five nominees receiving the highest number of votes cast shall be elected as Directors. Each share of stock is entitled to one vote.

Voting Rights and Requirements

Record Date. The Board has fixed the close of business on April 6, 2007 as the Record Date for the determination of the shareholders entitled to notice of the Annual Meeting (and any postponements or adjournments thereof). Accordingly, only the shareholders of record on the Record Date will be entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. The only class of stock of the Corporation presently issued and outstanding is common stock. As of the Record Date, 3,044,813 shares of common stock were issued and outstanding and entitled to vote.

Voting Rights Generally. Under the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors or on the outcome of the proposal to ratify the appointment of Beard Miller Company LLP.

Voting and Revocation of Proxy

The shares of stock represented by each proxy properly signed and returned to the Corporation prior to the date of the Annual Meeting will be voted in the manner set forth in this Proxy Statement and in accordance with the instructions marked on the proxy enclosed.

A shareholder who returns a proxy may revoke it at any time before it is voted by delivering a written notice of revocation to Wendy S. Schmucker, Secretary of the Corporation, or by executing a later dated proxy and giving written notice thereof to the Secretary of the Corporation, or by voting in person at the Annual Meeting after giving written notice to the Secretary of the Corporation.

The cost of preparing, printing, and soliciting proxies will be paid by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally. Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for reasonable forwarding expenses.

ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three directors, and shall be classified into three classes, each class to be elected for a term of three years. The Board of Directors, within the limits set in the Bylaws, may from time to time fix the number of directors and the respective classifications.

The number of directors to constitute the entire Board has been fixed by the Board of Directors at twelve. There are currently five, four and three directors in each of three classes. To ensure that each class of directors is approximately equal in size, Director Frank E. Jobe, whose term expires in 2007, has been nominated for reelection at the 2007 Annual Meeting for a two-year term expiring in 2009. At the Annual Meeting, there shall also be elected four directors as a class to serve until the Annual Meeting of shareholders in the year 2010. In addition to Frank E. Jobe, John T. Babilya, George A. Conti, Jr., Steven H. Landers and C. Edward Wible have been designated by the Nominating/Corporate Governance Committee and the Board of Directors as its nominees for election as directors at the Annual Meeting.

If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors, that is, in favor of the election of the nominees listed on the proxy and in this Proxy Statement. All of the nominees are now and have been directors of the Corporation and of Commercial Bank & Trust of PA (the “Bank”).

Other nominations for director may be made in accordance with procedures set forth in Section 9.1 of the Bylaws of the Corporation and the Nominating/Corporate Governance Guidelines, which require written notice to the Secretary of the Corporation of any such nomination at least 120 days prior to the date of any meeting of the shareholders for the election of directors, but no more than 180 days prior to any such meeting. Such notice shall contain the following information to the extent known by the notifying shareholder:

•	the name, address, and age of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of the Corporation owned by each proposed nominee;

•	the total number of shares of the Corporation that will be voted for each proposed nominee;

•	the name and address of the notifying shareholder; and

•	the number of shares of common stock of the Corporation owned by the notifying shareholder;

•
a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons that, to the shareholder's knowledge, have arrangements with the nominee or other shareholders relating to such nomination;

•
all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”);

•	the written consent of each proposed nominee to being named as a nominee and to serve as a Director of the Corporation, if so elected.

Nominations not made pursuant to the foregoing procedures may be disregarded by the Chairman at the Annual Meeting.

BIOGRAPHICAL INFORMATION FOR DIRECTOR NOMINEES

Each nominee has consented to be named and to serve as a director, if elected. If any nominee becomes unable to serve as a director, the proxies named in the proxy will vote for a substitute nominee selected and recommended by the Board of Directors of the Corporation.

The names and ages of the nominees, and the year each nominee began continuous service as a director of the Corporation, together with the principal occupation of each at present and for at least the previous five years, are as follows:

Nominees

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Frank E. Jobe	85, Retired Former Executive Vice President of the Bank	2009	1990

John T. Babilya	47, President, Chief Executive Officer and Co-owner Arc Weld, Inc. A precision custom-manufacturing firm servicing steel, mining, drilling, construction and electrical industries	2010	1999

George A. Conti, Jr.	68, Attorney at Law	2010	1996

Steven H. Landers	49, Vice President, Service R&L Development Company A land development company	2010	2005

C. Edward Wible	61, Certified Public Accountant |	2010	1995

BIOGRAPHICAL INFORMATION FOR CONTINUING DIRECTORS

The remaining eight directors will continue to serve in their respective classes. The following table, based in part on information received from the respective directors and in part on the records of the Corporation, sets forth information regarding each continuing director as of March 31, 2007.

CONTINUING DIRECTORS

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Richmond H. Ferguson	75, Attorney at Law	2008	1990

Dorothy S. Hunter	82, Retired Former Vice President, Latrobe Foundry Machine & Supply Company	2008	1990

Joseph A. Mosso	75, Retired Former President, Mosso’s Pharmacy, Inc.	2008	1990

Bruce A. Robinson	56, General Manager Laurel Valley Golf Club	2008	2005

Dorothy S. Hunter, director, is the mother of director Gregg E. Hunter.

CONTINUING DIRECTORS

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Gregg E. Hunter	48, Chairman, President and Chief Executive Officer of the Bank (2004 - present) Vice Chairman, President and Chief Executive Officer of the Corporation (2004 - present) Vice Chairman and Chief Financial Officer Of the Corporation and the Bank (1995 - 2004)	2009	1995

Debra L. Spatola	50, President Laurel Valley Foods, Inc. Restaurateur	2009	1997

George V. Welty	60, Attorney at Law Chairman of the Corporation (2004 - present)	2009	1997

Gregg E. Hunter, director, is the son of director Dorothy S. Hunter.

No nominee or continuing director is a director of any company, other than the Corporation, that is required to file reports with the Securities and Exchange Commission.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of March 31, 2007, the name and address of each person who owns of record, or who is known by the Corporation to be the beneficial owner (as defined below) of, more than five percent of the outstanding common stock of the Corporation, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.

The information contained herein has been obtained from the Corporation's records and from information furnished to the Corporation by each individual or entity. Management knows of no person who owns, beneficially or of record, either individually or with associates, more than five percent of the Corporation's common stock, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Gregg E. Hunter P. O. Box 3 Latrobe, PA 15650	411,940(2)	13.53%

Dorothy S. Hunter P. O. Box 28 Latrobe, PA 15650	334,760 (3)	10.99%

George A. Conti, Jr. 101 North Main Street Greensburg, PA 15601	231,600 (4)	7.61%

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 17, 2007. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Includes 200,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, and 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is the President, a director and a 10% owner of Ridge Properties, Inc.

(3)
Includes 200,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power and 131,760 shares held by Ridge Properties, Inc. Dorothy S. Hunter is a director and officer of Ridge Properties, Inc.

(4)
Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 1,000 shares held as co-trustee of the Anderson/Conti Trust and 600 shares held as co-trustee of the Conti Family Trust, each with shared voting and investment power.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth as of March 31, 2007, the amount and percentage of the common stock beneficially owned by each continuing director, nominee, named executive officer, and all executive officers and directors of the Corporation as a group.

The information contained herein has been obtained from the Corporation's records and from information furnished to the Corporation by each individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

John T. Babilya	5,006	0.16%
George A. Conti, Jr.	231,600(2)	7.61%
Richmond H. Ferguson	5,123.17%
Dorothy S. Hunter	334,760(3)	10.99%
Gregg E. Hunter	411,940(4)	13.53%
Frank E. Jobe	30,317	1.00%
Steven H. Landers	5,130.17%
Joseph A. Mosso	25,603.84%
Bruce A. Robinson	13,234.43%
Debra L. Spatola	1,200.04%
George V. Welty	10,087.33%
C. Edward Wible	5,000.16%
All executive officers a	747,240	24.55%
and directors as a group

(12 directors, 1 officer, 12 persons in total)

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 17, 2007. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 1,000 shares held as co-trustee of the Anderson/Conti Trust and 600 shares held as co-trustee of the Conti Family Trust, each with shared voting and investment power.

(3)
Includes 200,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power and 131,760 shares held by Ridge Properties, Inc. Dorothy S. Hunter is a director and officer of Ridge Properties, Inc.

(4)
Includes 200,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power and 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is the President, a director and a 10% owner of that company.

DIRECTORS’ MEETINGS AND COMMITTEES

It is the policy of the Corporation that the directors of the Corporation also serve as the directors of the Bank. During 2006, the Board of the Corporation met sixteen times and the Board of the Bank met twelve times. The Board of the Corporation has standing audit, executive compensation and nominating/corporate governance committees, each of which is more fully described below.

Audit Committee

The Board of the Corporation has an Audit Committee that consists of John T. Babilya, George A. Conti Jr., Debra L. Spatola and C. Edward Wible, each of whom is considered an “independent director” under the rules of NASDAQ and the SEC. The Board has determined that Mr. Wible qualifies as an audit committee financial expert within the meaning of the SEC regulations.

The role of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Corporation through review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent auditors.

The Audit Committee meets monthly, or more often as needed, with the Corporation’s internal auditor and staff to monitor and review compliance with regulations and internal policies and procedures and provides direct liaison with the Corporation’s audit department and Board of Directors. The Audit Committee of the Corporation met twelve times during 2006.

The Audit Committee meets with the Corporation’s independent auditors as it deems necessary, not less often than annually, to facilitate and encourage private communication between the Audit Committee and the independent auditors.

The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on May 16, 2000. The charter was revised and approved by the Board of Directors on October 17, 2006. A copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

Audit Committee Report

The Audit Committee appointed Beard Miller Company LLP (“Beard”) as independent auditors of the Corporation for the fiscal year ended December 31, 2006 In overseeing the preparation of the Corporation’s financial statements, the Audit Committee has reviewed all financial statements and discussed the same with both management and Beard. The Audit Committee reviewed with Beard those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

With respect to the Corporation’s independent auditors, the Audit Committee received from Beard the written disclosures and letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) and discussed with Beard matters relating to Beard’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee
C. Edward Wible, Chairman
John T. Babilya
George A. Conti Jr.
Debra L. Spatola

Nominating/Corporate Governance Committee

The Board of the Corporation has a Nominating/Corporate Governance Committee (“Nominating Committee”) that consists of George A. Conti, Jr., Richmond H. Ferguson, Joseph A. Mosso, Bruce A. Robinson, George V. Welty and C. Edward Wible, all of whom are “independent” as such term is defined in the SEC rules and the NASDAQ listing requirements. The Nominating Committee met four times during 2006.

The Nominating Committee adopted a charter on June 15, 2004 that was approved by the Board of Directors and it is available on the Corporation’s website: www.cbthebank.com.

The Nominating Committee acts as the Board’s Nominating Committee and, in addition, reviews and makes recommendations to the Board regarding Board organization, membership, function and effectiveness; and committee structure, membership, function and effectiveness. The Nominating Committee evaluates the performance of the Board as a whole, the Committees and the individual directors. The Nominating Committee also administers and oversees all aspects of the Corporation’s corporate governance functions on behalf of the Board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that may affect corporate governance.

In selecting new Directors of the Corporation, consideration is given to each individual Director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Corporation and its management, and duties imposed by law and regulation. Important factors include:

•	Each Director must, as determined by the Board, be qualified to perform duties of a Director as evidenced by the Director’s experience, accomplishments, education, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Corporation and its shareholders, without conflicts of interest;

•
The majority of Directors will be independent in accordance with the Standards for Determining Independence of Directors as adopted by the Board and in compliance with applicable laws and regulations, including the listing standards of the Securities and Exchange Commission (SEC) and The NASDAQ Stock Market (NASDAQ).

•	The Corporation will comply fully with all legal and regulatory requirements concerning the composition of the Audit, Nominating/Corporate Governance, and Executive Compensation Board Committees;

•
Collectively, Board members will bring to the Corporation a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of a business or as a licensed professional and must have an aptitude for evaluating business matters and making practical and mature judgments.

ATTENDANCE AT MEETINGS

During 2006, all Directors attended at least seventy-five percent of the combined totals of meetings of the Board of Directors and each committee of which they were a member.

The Corporation does not have a stated policy with regard to director’s attendance at the annual meeting but expects all of its directors to attend. All Board members attended last year’s meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the applicable forms, there was no director, officer or beneficial owner of more than 10 percent of the Corporation’s common stock who failed to file on a timely basis reports required by Section 16(a) of the 1934 Act during the most recent fiscal year.

COMPENSATION DISCUSSION & ANALYSIS

The Executive Compensation Committee & Objectives of Executive Compensation

The Corporation's Executive Compensation Committee acts under a written charter first adopted and approved by the Corporation's Board of Directors on May 18, 2004. The Committee's primary function is to develop, implement and maintain an executive compensation program for the executive officers of the Corporation, and its wholly-owned subsidiary, Commercial Bank & Trust of PA. Its main focus is reviewing and approving the annual compensation paid to Gregg E. Hunter, (1) Vice Chairman, President, and Chief Executive Officer of the Corporation, and Thomas D. Watters, (2)Senior Vice President and Chief Financial Officer of the Corporation. The CEO and CFO are the officers required to be named in the Summary Compensation Table accompanying this Discussion and Analysis. The Committee has developed a Philosophy and Policy to help perform its function. In developing the compensation program, the Committee aims to give its executive officers comprehensive compensation packages which encourage executive compensation decisions and actions that positively impact the Corporation's overall performance as well as the interests of the Corporation's "stakeholders," e.g., shareholders, customers, regulators, the community, and any related entities. In this process, it also considers the expressed desires and needs of each executive officer within the context of the Committee's focus: executive compensation.

The Committee meets quarterly or more often, as needed, to perform the following: (1) monitor and review and act upon the Executive Compensation Philosophy and Policy, CEO and CFO compensation, executive officer contracts, and regulatory compliance; (2) review, revise (if necessary) and approve Management's Compensation Discussion and Analysis Report; (3) prepare its Committee report to be included in the Proxy Statement; and (4) conduct an annual internal Committee performance review based on the Committee Charter. During 2006, four Committee meetings were held, with all Committee members in attendance.

Objectives of the Corporation's Compensation Program

The Board and Committee believe that compensation paid to our executive officers should be set so as to enhance the short-term and long-term performance of the Corporation and to attract and retain key executives that add to the Corporation's success. The Committee relies on its Philosophy and Policy to guide its deliberations and act as a standard against which the performance of the Corporation's compensation program may be measured.

Specific Actions and Results that our Compensation Program is Designed to Reward

The Corporation's executive compensation program is designed to reward the contributions of our executive officers to the success of the Corporation. Management and the Committee consider many factors in evaluating compensation, including performance criteria, goals, and reviews.

Compensation decisions for the CEO are based on performance criteria that include, but are not limited to: the Corporation's earnings over the previous five-year period; and the CEO's success in managing risk, optimizing income, controlling operating costs, improving service quality, developing management leadership and strengthening the institution's competitive position. The Committee also considers the extent to which corporate goals such as after-tax income as a percentage of average total assets, annual total asset growth and desired capital ratios were met.

The compensation of the CFO has been set in accordance with the Committee's Philosophy and Policy; however, the Compensation Committee did not participate directly in developing the performance criteria for the CFO or in evaluating how well the CFO met such criteria when the CFO's 2006 compensation was set. This was handled directly by the CEO who reviewed the CFO and evaluated his performance based on the performance standards and criteria that are used to evaluate all employees of the Corporation on an annual basis. Recent SEC rule changes have caused the CFO to be included (for the first time) in the class of executive officers whose compensation is to be directly scrutinized by the Compensation Committee and discussed in Management's Compensation Discussion and Analysis; therefore, the Compensation Committee intends to participate actively in establishing criteria for future CFO Compensation. The Committee will continue to work closely with the CEO in evaluating the CFO's performance.

Components of Compensation

Annual executive compensation consists of a base salary, the potential for a discretionary bonus, plus health insurance, life insurance, long-term disability insurance, and participation in a profit sharing plan, and other compensation. Compensation for the CEO and the CFO is actually paid by the Corporation's wholly owned bank subsidiary.

As you may notice in this Compensation Discussion and Analysis and the Summary Compensation Table that follows, several elements of compensation payable by other Companies are not paid by the Bank to our included executive officers. Our reasons for not paying such elements are based upon our overall philosophy to retain simplicity in our compensation program and to minimize administrative costs inherent in such compensation elements. The Corporation believes that sufficient salary, and where appropriate, discretionary bonuses, are paid to our included executive officers, so that significant additional elements of compensation are not necessary.

The components of compensation, as set forth in the Summary Compensation Table that follows this discussion, and the potential components of compensation as discussed by the Committee, include:

Base Salary.  Base salaries for our executive officers are determined and evaluated as follows:

The executive officer positions will be assigned a specific salary range, reflecting both the internal equity of the position (as determined by a relative worth assessment) and the "going rate" for the position in the labor market. The salary structure for the CEO and CFO is based upon independent banking industry surveys that focus on financial institutions similar in size, scope and geographic region to the Bank. Using this data, a base salary, midpoint and range are established for each position. The midpoint serves as a base salary target for an executive performing his job competently. Salary increases are based on individual performance and salary level relative to the midpoint of the incumbent's salary range.

The concept of "pay for performance" is an important part of the Executive Compensation Program. Movement within the salary range is based upon the performance of the executive officer against established performance factors and desired outcomes, as documented in an annual Performance Appraisal Review. The actual salary adjustment for the executive officer is predicated on the current salary within the range and the performance level achieved in the Review.

Bonuses. The Executive Compensation Committee is authorized but is not required to award discretionary bonuses to the Corporation's executive officers. A discretionary bonus was awarded to the CEO in 2006. This bonus was based on the results of the CEO's goal and non-goal accomplishments, as well as to acknowledge his efforts and success in leading the corporation after a change in control. Although linked to the accomplishment of goals, the discretionary bonuses are not linked to pre-established performance targets.

In determining that the 2006 CEO bonus should be awarded, the Executive Compensation Committee analyzed comparative data of bonuses awarded by our peers. The Committee also conducted a formal evaluation of the CEO's performance, issuing ratings in various, and integrated categories on a scale of 1 to 5. The documentation of this evaluation is on file with the Human Resource Division of the Bank.

At-Risk Compensation. The Executive Compensation Committee has the right to develop a plan with respect to at-risk compensation, and to submit such plan to the entire Board of Directors of the Corporation for approval. At-risk compensation, if any, will be comprised of compensation that serves as an incentive for performance to occur over a specific period of time, where such performance is tied to the attainment of specific established performance targets that have been communicated in advance to the executive officers who may be eligible for such element of compensation. Upon the approval of an at-risk compensation plan by the Board, such plan will be effective and at-risk compensation could be awarded. At the current time, no at-risk compensation plan has been approved or implemented, and at-risk compensation is not a current component of compensation.

A form of "at-risk" compensation is currently available to all full time employees of the Bank, including the CFO and CEO. This compensation, in the form of a cash award, is payable if (1) the Bank's annual percentage of after tax earnings divided by its total assets meets or exceeds 1.15% and (2) its annual after-tax earnings show an increase of at least 4% over the prior years' after-tax earnings. If both of these milestones are reached in the same year, each employee will be entitled to receive a cash amount of at least $1,700, depending upon the extent to which the Bank's annual percentage return on assets meets or exceeds 1.15%. Each employee is paid the same amount, irrespective of base salary or job title.

Base Benefits. Base benefits for our executive officers are determined and evaluated as follows:

Base benefits offered to the executive officer in the Executive Compensation program mirror those of other employee classes, including health and welfare benefits and retirement benefits. Each executive named in the Compensation Table is also entitled to life insurance benefits that are the same for all full time management employees: his named beneficiaries would receive an amount equal to two times the executive's salary if he dies while employed by the Corporation. See below for a description of certain supplemental life insurance benefits.

Participating Benefits. Participating benefits are defined as those benefits in which the executive officer has discretion as to whether or not to accept such benefits. Participating benefits for our executive officers are determined and evaluated as follows:

The sole subsidiary of the Corporation offers a 401(k) plan to all of its employees and officers. The executive officer meeting participation requirements may choose to participate in this form of retirement plan. At the current time, the CEO does not participate in the 401(k) plan. This plan is strictly voluntarily, is based exclusively on the contributions of the officer or employee and the Bank pays nothing. The CFO currently does participate in this plan. See below for a description of the profit-sharing plan, which contains the 401(k) plan as part of its benefit package.

No other participating benefits are offered to the executive officers participating in the Executive Compensation Program.

Supplemental Benefits. Supplemental benefits for our executive officers are determined and evaluated as follows:

Supplemental benefits are typically offered to the executive officer for one, or both, of the following reasons:

•	To correct inequities that exist for the executive officer class under the base benefits component of compensation (See "Base Benefits", above).

•	To make the overall compensation package more competitive in comparison to the labor market and thus, improve the chances of retaining a productive executive officer.

The following is a summary of the supplemental benefits that may be offered to the executive officer as part of the Corporation's Executive Compensation Plan:

•	An employment agreement and change-of-control agreement (please see below for detail).

•	Bank Owned Life Insurance, as explained below.

As part of the Supplemental Benefits offered by the Bank, a Bank Owned Life Insurance (“BOLI”) program is provided for both the CEO and CFO. The Bank is willing to divide the death proceeds of certain life insurance policies which are owned by the Bank on the lives of the participating executives with the designated beneficiary of each insured participating executive. The Bank wishes to attract, retain, and reward highly qualified executives. As is common practice in the banking industry, the Bank provides BOLI to further this objective.

A BOLI participant shall have a vested insurance benefit equal to two times base annual salary. Once vested, this benefit will continue to be available after the executive's employment with the Bank terminates, so long as the executive is not terminated for cause. The benefit vests at the earliest of the following events:

a.
Continued employment with the Bank, the Corporation or any subsidiary or Affiliate of the Bank or the Corporation until a total of 70 points or more is reached when the participant’s age and years of service are combined;

b.	Termination of employment due to disability;

c.	Termination of employment following a change in control; or

d.	At the discretion of the Bank’s Insurance Committee if there are other circumstances not addressed in paragraphs a, b, or c.

As of December 31, 2006, the CEO is vested in the BOLI plan. The premium paid for the death benefit for the CEO constitutes a component of compensation and is reflected in the Summary Compensation Table, below.

The CFO is not a vested “BOLI” participant as of December 31, 2006. Since this non-vested benefit is presently similar to the life insurance benefit available to all employees, it is not reflected in the Summary Compensation Table

Equity-Based Awards. Equity-Based Awards for our executive officers are determined and evaluated as follows:

The Committee evaluates whether any equity-based awards are to be paid to the included officers. At the current time, no equity-based awards are included as a component of compensation to the included officers.

Nonqualified Deferred Compensation Earnings. The Committee has determined that, at the current time, no non-qualified deferred compensation is included as a component of compensation to the included officers.

Description of the Employees' Profit Sharing Retirement Plan

Both of the included officers, the CEO and CFO, participate in the Bank's Profit Sharing Plan, with total contribution balances as set forth in the Summary Compensation Table, below.

The Employees' Profit Sharing Retirement Plan has two separate components - a profit sharing plan that was created in 1977 and subsequently restated as required by IRS regulations, and a 401(k) elective contribution component.

Employees are eligible to join the Profit Sharing Plan following 12 months of employment, provided that the employee has accumulated 1,000 or more hours of service. The amount to be contributed to the Plan is determined by the Board of Directors of the Bank based on the existence of current or accumulated net profits of the Bank and/or such other factors as may be determined to be appropriate by the Board of Directors of the bank in its discretion. Notwithstanding the foregoing, the Board of Directors of the Bank may determine that no contributions will be made to the Plan by the employer for any one or more particular plan years. The total amount of the annual contribution cannot exceed 15 percent of the total eligible compensation paid by the Bank to all participating employees under this component.

The Plan provides for the determination of an account for each participating employee with notice of the amount in each such account to be given to the participating employee annually. Distributions under the Plan can be made to participating employees upon retirement (either normal or early retirement as defined in the Plan), at death or disability of the participating employee or upon severing employment if either partially or fully vested.

The Plan provides for percentage vesting of 20 percent for the first three full years of service increasing 20 percent annually thereafter to 100 percent after seven full years of service. The Plan provides certain rules in the event that it becomes top-heavy. The funds contributed into the Plan by the Bank will be administered and invested under the direction of the Plan Trustees who are appointed by the Board.

The Plan does not accept rollover contributions from other retirement plans. Hardship distributions, pre-retirement distributions, and loans are not permitted under the Plan.

A 401(k) feature was added to the Plan on July 1, 2005, and pre-tax deferral began with the July 15th pay date. Employees are eligible to join this Plan feature the first day of the month coincident with or immediately following ninety (90) consecutive days of service. Employees are 100 percent vested in their salary deferral accounts.

Under Federal tax law, the 401(k) elective deferrals for each plan year are subject to an annual limit imposed by the IRS. Participants who reach age 50 before the end of a plan year also have the opportunity to elect 401(k) "catch up" contributions in excess of the regular annual 401(k) limit.

It is not possible to determine the extent of the benefits which any participant may be entitled to receive under the Plan on the date of termination of employment, since the amount of benefits will be dependent, among other things, upon factors such as future Bank earnings, future participant compensation and future Plan earnings.

The amount that the Bank contributed to the account of the CEO and CFO as part of the Plan is set forth in the Summary Compensation Table, below.

Perquisites & All Other Compensation

Perquisites and all other compensation for our executive officers are determined and evaluated as follows:

The Committee works with the Corporation's Chief Financial Officer and Division Manager of Human Resources of the Corporation's operating subsidiary to identify all potential perquisites and personal benefits paid to the Corporation's CEO and CFO. In identifying all potential perquisites, all disbursements paid to any included person are evaluated.

Once all potential perquisites have been identified, the Committee evaluates each, using a broad and principal-based method that provides a two-pronged analysis, as follows:

The Committee evaluates whether each item is integrally and directly related to the performance of the executive's duties. If so, the item is not considered to be a perquisite or personal benefit.

If an item is not integrally and directly related to the performance of the executive's duties, the second prong of the analysis is conducted to determine whether the item confers a direct or indirect benefit that has a personal aspect, or whether it is provided for some business reason or for the Corporation's convenience. If such item is generally available to all employees on a non-discriminatory basis, as it is available to those employees to whom it may lawfully be provided, then it is not considered a perquisite or personal benefit to the executive officer.

The Committee has identified and evaluated country club membership fees as being a potential perquisite that is being paid exclusively to the CEO. Based on this evaluation, we have determined that the membership does not constitute a perquisite. Although the CEO may use this membership for his personal benefit, he has in fact chosen to restrict his use of the membership only to corporate-related matters and not for his personal benefit. This membership confers no personal direct or indirect benefit upon the CEO, but is used exclusively for business reasons and for the convenience of the Corporation. In addition, the Committee has not identified any perquisites as being paid to the CFO. Accordingly, as of the current time, the Corporation provides no perquisites to either the CEO or the CFO. In addition, effective as of January 18, 2007, the CEO has terminated the country club membership.

The Committee evaluates other compensation. Such other compensation that is evaluated by the Committee includes, but is not limited to, compensation deemed to arise from related-party transactions, compensation paid to the included officers for termination of employment or change-in-control payments (see separate sections for each), corporation contributions to defined benefit plans, dollar value of life insurance premiums, gross-ups for payment of taxes, and equity-related compensation. During 2006, the CEO received other compensation in the form of payment for incidental days that remained unused after 2004 and 2005. This payment was made under a provision in his employment contract that was amended in April of 2006 to no longer include payments for unused incidental days. In addition, other compensation in the form of Board of Director fees have been evaluated, and are currently being provided to the CEO as a member of the Board, as detailed in the Summary Compensation Table and discussion below.

Related-Party Transactions

In the ordinary course of its banking business, the Bank has and anticipates that it will continue to have transactions with certain officers and directors and officers of the Corporation and the Bank and their associates.

To the extent such transactions consisted of extensions of credits of any material amount, they have been made in the ordinary course of the Bank's business on substantially the same terms including interest changed and collateral required as those prevailing at the time for comparable transactions with other customers of the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

The Committee works with the Corporation's CFO and/or Division Manager of Human Resources of the Corporation's bank subsidiary to identify all transactions between the included officers and any related party. Where benefits attained as a result of these related party transactions could be deemed to constitute or impact total compensation, the transaction and related compensation will be included in the Compensation Table as part of total compensation and/or separately disclosed in accordance with applicable disclosure rules. No such compensation has been included in the compensation table that follows this narrative, and there are no related party transactions that are required to be disclosed in such separate disclosure regulations.

Potential Payments upon Termination or Change in Control

The following summaries set forth potential payments payable to our Chief Executive Officer upon termination of his employment or a change in control of the Corporation or Bank as under his current employment agreement and our other compensation programs. These potential payments are reflected in the Table, below. At the current time, payments upon termination or change in control are available only to the Corporation's Chief Executive Officer, Gregg E. Hunter.

Employment Agreement - Gregg E. Hunter, CEO

The terms of the employment agreement that may result in potential payments that would be payable to Gregg E. Hunter upon his termination are as follows:

Mr. Hunter entered into an Employment Agreement with the Bank as of July 1, 2003. It was most recently amended as of April 30, 2006. The current term of the Employment Agreement will end on June 30, 2009, and such term will be automatically extended for successive one year periods unless either Mr. Hunter or the Bank provides notice at least one-hundred and twenty (120) days prior to the end of the then current term of such party's intent not to extend the term of the Employment Agreement.

The Employment Agreement provides for an annual base salary to be set on an annual basis by the Committee. The Employment Agreement also provides that Mr. Hunter is eligible to receive a performance bonus based on the performance of Mr. Hunter and the Bank. The amount and payment of such bonus is in the sole discretion of the Committee.

If Mr. Hunter's employment is terminated either by the Bank without cause or by Mr. Hunter "for good reason," Mr. Hunter is entitled to (a) payment of all accrued and unpaid salary and benefits through the date of such termination; and (b) continuation of his group health benefits for twelve (12) months; and (c) payment, for a period of twelve (12) months, of monthly severance payments equal to one-twelfth of the sum of (i) Mr. Hunter's annual salary, plus (ii) the amount credited to Mr. Hunter's account under the Bank's Profit-Sharing Plan for the most recently completed fiscal year, or, at the discretion of the Board, a single sum payment equal to the discounted present value of such monthly payments (discounted at the prime rate in effect at the Bank's principal banking subsidiary).

Change-in-Control Payments - Gregg E. Hunter, CEO

The potential payments that would be payable to Gregg E. Hunter upon a change in control of the Corporation or Bank are as follows:

If Mr. Hunter's employment is terminated due to a change in control of the Bank or the Corporation, then Mr. Hunter shall receive the same payments and health benefits coverage as described above except that such payments and coverage shall continue for a period of twenty-four (24) months and Mr. Hunter would be entitled to six (6) months of outplacement services at the Bank's expense.

If the employment is terminated for any other reason, Mr. Hunter's severance is limited to accrued but unpaid salary and benefits. Set forth below is a chart that summarizes Mr. Hunter's severance benefits.

(1) Gregg E. Hunter is also the Chairman, President and Chief Executive Officer of the Corporation's operating subsidiary, Commercial Bank & Trust of PA.
(2) Thomas D. Watters is also the Senior Vice-President and Chief Financial Officer of the Corporation's operating subsidiary, Commercial Bank & Trust of PA.

Employment Agreement Details	Salary	Health Insurance	Profit Sharing	Outplacement	TOTAL

Severance:	1 year = $171,730	1 year = $8,313.84	1 year = $8,586.50	NA	$188,630.34

Change of Control:	2 years = $343,460	2 years = $17,459.06	2 years = $17,173	6 months = $42,933	$421,025.06

EXECUTIVE OFFICER'S COMPENSATION

The following table sets forth certain information regarding compensation received during the past year by the Chief Executive Officer and the Chief Financial Officer during 2006, and any other executive officers of the Corporation whose annual compensation exceeded $100,000 for 2006.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
CEO	2006	171,730	16,402	30,977(1)	219,109
CFO	2006	80,000(2)		3,856	83,856

(1)  Includes:
      $6,154 in unused incidental days from 2004-2005
       614 in estimated BOLI premiums paid on behalf of the CEO in 2006
       8,210 for the CEO's 2006 Profit Sharing Contribution in 2006 and
          16,000 paid to the CEO as Directors' Fees.
(2) Of this amount, $4,225 is tax deferred as part of the CFO's contribution to the 401(k) component of the Profit Sharing Retirement Plan.

Grant of Plan Based Awards. Where equity awards are made to included named executive officers, they should be detailed in a table that describes all Grants of Plan-Based Awards. Because the Corporation does not currently provide equity-based awards to our executive officers or employees, we are not including such a table in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. None of the members of our Executive Compensation Committee is currently or has been, at any time since our formation, an officer or employee of the Corporation. None of our executive officers sits on the Board of Directors or compensation committee of any other corporation or entity that has one or more executive officers serving as a member of either our Executive Compensation Committee or our Board of Directors.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Corporation's 2007 Shareholder Meeting Schedule 14A Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy"). Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Corporation's Proxy.

Executive Compensation Committee

Joseph A. Mosso, Chairman
John T. Babilya
Steven H. Landers
George V. Welty

COMPENSATION OF DIRECTORS

Directors of the Corporation are paid $800 for attendance at stand-alone meetings and $400 for attendance at meetings held in conjunction with a Bank Board meeting. Directors of the Bank are paid a fee of $800 for attendance at meetings of the Board of Directors of the Bank, and in addition, directors who are not also officers of the bank are paid $400 for attendance at the meetings of the committees of the Corporation and the Bank. All committee chairpersons are paid an additional $200 per attendance at a meeting.

In addition, the non-executive Chairman of the Corporation is paid a monthly retainer of $3,000. The Chair of the Audit Committee, as the Financial Expert, is paid a monthly retainer of $1,000. Compensation paid to our Directors during 2006 is shown on the Director Compensation Table, below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Comp ($)	Total ($)
John T. Babilya	24,800	n/a	24,800
George A. Conti, Jr.	36,000	n/a	36,600
Richmond H. Ferguson	31,200	n/a	31,200
Dorothy S. Hunter	22,800	n/a	22,800
Gregg E. Hunter	*	n/a	*
Frank E. Jobe	24,400	n/a	24,400
Steven H. Landers	27,600	n/a	27,600
Joseph A. Mosso	24,400	n/a	24,400
Bruce A. Robinson	28,400	n/a	28,400
Debra L. Spatola	26,000	n/a	26,000
George V. Welty	76,400**	n/a	76,400**
C. Edward Wible	43,200***	n/a	43,200***

*see Summary Compensation Table for disclosure related to Gregg E. Hunter who is also an Officer
**includes additional $3,000 per month as Chairman of the Board of Directors
***includes additional $1,000 per month as Audit Committee financial expert

The number of meetings of the board and each committee that was held during 2006 is as follows:

Committee Name	Number of Meetings
Asset Quality Committee	4 meetings
Audit Committee	12 meetings
Bank Board	12 meetings
Board Loan Committee	2 meetings
Business Opportunity Committee	4 meetings
Executive Committee	12 meetings
Executive Compensation Committee	4 meetings
Holding Company Board	16 meetings
Nominating Committee	5 meetings
Profit Sharing Committee	2 meetings
Trust Committee	12 meetings

AUDITOR AND AUDIT FEES

Independent Auditors

Beard Miller Company LLP, (“Beard”) was appointed as the independent auditors for the Corporation and its subsidiaries for fiscal year ended December 31, 2006, and such appointment was ratified by the shareholders of the Corporation at the Annual Meeting held on May 16, 2006. Beard has certified the Corporation’s financial statements for the fiscal year ended December 31, 2000, and all fiscal years subsequent thereto.

The Audit Committee of the Corporation, at a meeting held October 10, 2006, selected Beard as the independent auditors for the Corporation for 2006 through 2007 subject to annual shareholder approval. A resolution will be presented at the Annual Meeting for the ratification by the shareholders of the appointment of Beard as the independent auditors for the Corporation for 2007. Each shareholder may cast one vote for each share of common stock held by such shareholder. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented and entitled to vote at the Annual Meeting on such proposal is required to approve the proposal.

The Board of Directors recommends the shareholders vote in favor of the proposal to ratify the appointment of Beard Miller Company LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2007.

A representative of Beard will be present at the Annual Meeting with the opportunity to make statements and to respond to appropriate questions from shareholders.

Audit Fees and All Other Fees

The accounting fees are paid by the Corporation to Beard. Beard renders no service to any director or principal officer of the Corporation or the Bank. There is no agreement to place any limit on current or future auditors’ fees.

Audit Fees. Beard charged aggregate fees of $66,090 in 2006 and $62,343 in 2005 for audit of the Corporation’s consolidated financial statements and for its review of the interim financial statements included in the Corporation’s quarterly reports on Form 10-Q.

Audit Related Fees. Fees to Beard for audit related services totaled approximately $0 in 2006 and approximately $0 in 2005.

Tax Fees. Fees to Beard for tax services, including tax compliance, tax advice and tax planning, totaled approximately $22,093 in 2006 and $10,092 in 2005.

All Other Fees. The aggregate fees billed by Beard for all other services not described above totaled approximately $1,250 in 2006 and $950 in 2005. Services principally include services related to the sale of the insurance agency and assistance with regulatory matters. The Corporation has been advised by Beard that neither the partnership, nor any member of the partnership, has any financial interest, direct or indirect, in any capacity in the Corporation or its subsidiaries.

Audit Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Beard, was compatible with the maintenance of Beard’s independence in the conduct of its auditing functions. The charter of the Audit Committee provides for pre-approval of audit, audit-related, tax services and other services on an annual basis, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees and reports to be rendered.

SHAREHOLDER COMMUNICATIONS

Shareholders may contact the Board of Directors by writing them c/o Board of Directors, Commercial National Financial Corporation, 900 Ligonier Street, P.O. Box 429, Latrobe, PA 15650, Attention: Wendy S. Schmucker. Ms. Schmucker will deliver any correspondence to the Chairman of the Board or to any specifically identified director.

SHAREHOLDER PROPOSALS -
ANNUAL MEETING

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation’s proxy material for its 2008 annual meeting of shareholders, must deliver such proposal not later than December 10, 2007, in writing to:

Chairman of the Board
Commercial National Financial Corporation
900 Ligonier Street
P.O. Box 429
Latrobe, PA 15650

If a shareholder intends to timely submit a proposal at the 2008 Annual Meeting, which is not required to be included by the Corporation in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Corporation with notice of the proposal no later than February 23, 2008. If such shareholder intends to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2008 Annual Meeting.

OTHER MATTERS

The Board of Directors and the principal officers of the Corporation do not intend to present to the Annual Meeting any business other than as set forth in the Notice of Annual Meeting and this Proxy Statement.

The Corporation knows of no other business to be presented for action at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the Board of Directors of the Corporation.

By Order of the Board of Directors,

Wendy S. Schmucker
Secretary

                                                  APPENDIX A
AUDIT COMMITTEE CHARTER

I. PURPOSE
The purpose of the Audit Committee (the “Committee”) of Commercial National Financial Corporation (the “Company”) is to assist the board of directors in fulfilling its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s             compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors and (5) the establishment of procedures for handling whistleblower complaints in accordance with Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee will also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

II. AUTHORITY
The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

1.	Appoint, compensate, and oversee the work of the public accounting firm engaged for the Company to conduct the annual audit. This firm will report directly to the Committee.
2.	Review and approve management’s appointment and termination of the chief auditor. Review and approve management’s annual performance appraisal of the chief auditor.
3.	Resolve any disagreements between management and the independent auditor regarding financial reporting.
4.	Pre-approve all auditing and permitted non-audit services performed by the Company’s independent auditor.
5.	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.
6.	Seek any information it requires from employees--all of whom are directed to cooperate with the Committee's requests--or external parties.
7.	Meet with Company officers, external auditors, or outside counsel, as necessary.

III. COMPOSITION
The Committee will consist of at least three members of the board of directors. The board will appoint Committee members and the Committee         chair.

Each Committee member will be both independent and financially literate as defined by the Securities and Exchange Commission (“SEC”)
and Nasdaq rules and guidelines. At least one member shall be designated as the “audit committee financial expert,” as defined by SEC and Nasdaq rules and guidelines.

IV. MEETINGS
TheCommittee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, with internal auditors and with the independent auditor. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

V. RESPONSIBILITIES
The Committee will carry out the following responsibilities:

1.	Financial Statements
a.	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:
i.	Complex or unusual transactions and highly judgmental areas
ii.	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles
iii.	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

b.
Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

c.
Review with management and the independent auditor the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

d.
Review and discuss the interim quarterly and the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

e.
Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

f.
Discuss earnings press releases (particularly use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Committee does not need to discuss each release in advance.

2.	Internal Control
a.	Consider the effectiveness of the Company's internal control system, including information technology security and control.
b.
Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

3.	Internal Audit
a.	Review with the chief auditor the charter, plans, activities, staffing, and organizational structure of the internal audit function.
b.	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.
c.	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.
d.	On a regular basis, meet separately with the chief audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately.

4.	External Audit
a.	Review the independent auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.
b.	Review the performance of the independent auditor, and exercise final approval on the appointment or discharge of the independent auditor. In performing this review, the Committee will:
i.
At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

ii.	Take into account the opinions of management and internal audit.
iii.	Review and evaluate the lead partner of the independent auditor.
iv.	Present its conclusions with respect to the independent auditor to the Board.
c.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.
d.	Present its conclusions with respect to the independent auditor to the full board.
e.	Set clear hiring policies for employees or former employees of the independent auditors.
f.	At least annually, or as needed, meet separately with the independent auditor to discuss any matters that the Committee or auditor believe should be discussed privately.

5.	Compliance
a.
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

b.	Establish procedures for:
i.	The receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and
ii.	The confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
c.	Review the findings of any examinations by regulatory agencies, and any auditor observations.
d.	Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.
e.	Obtain at least annually, updates from management and Company legal counsel regarding compliance matters.

6.	Reporting Responsibilities
a.
Regularly report to the board of directors about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

b.	Provide an open avenue of communication between internal audit, the independent auditor, and the board of directors.
c.
Report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

d.	Review any other reports the Company issues that relate to Committee responsibilities.
e.
7.	Other Responsibilities
a.	Discuss with management the Company’s major policies with respect to risk assessment and risk management.
b.	Perform other activities related to this charter as requested by the board of directors.
c.	Institute and oversee special investigations as needed.
d.	Review and assess the adequacy of the Committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
e.	Confirm annually that all responsibilities outlined in this charter have been carried out.
f.	Evaluate the internal audit department’s performance at least annually.

COMMERCIAL NATIONAL FINANCIAL CORPORATION
900 Ligonier Street, P.O. Box 429, Latrobe, Pa 15650

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Joseph A. Mosso, Bruce A. Robinson and Debra L. Spatola and each of them as true and lawful proxies with full power of substitution, to vote and act for the undersigned at the annual meeting of shareholders of COMMERCIAL NATIONAL FINANCIAL CORPORATION to be held May 15, 2007, at 10:00 AM at the corporate office center located at 900 Ligonier Street, Latrobe, Pennsylvania and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on this proxy, and in their discretion on such other matters as may properly come before the meeting.

Please date, sign and promptly return this proxy card using the enclosed envelope.

Shareholders:	,	2007
Enter date above
and then sign here
exactly as name
is printed.